EXHIBIT 4.2


                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                        21ST CENTURY WIRELESS GROUP, INC.

This Warrant Certificate certifies that Circle F Ventures, LLC, or registered assigns (the "Holder") are the owner of Warrants to subscribe for and purchase from 21ST CENTURY WIRELESS GROUP, INC., a Nevada corporation (the "Company"), 50,000 shares of the common stock, par value $0.001 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at a purchase price per share (the "Exercise Price") of $1.00.

The Warrants represented by this Warrant Certificate are subject to the following terms and conditions:

1.      VESTING OF WARRANTS

        The Holder shall be entitled to exercise the Warrants at any time during the Exercise Period, as defined in Section 2 below.

2.      EXERCISE OF WARRANTS

        The Warrants may be exercised by the Holder in whole, or in part, (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the office of the Company located at 406 Gateway Boulevard, Burnsville, MN 55433 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached hereto duly completed, at any time within the period beginning on the date hereof and expiring at 3:00 p.m. Minneapolis, Minnesota time, on the last business day on or before the fifth anniversary date hereof (the "Exercise Period") together with payment to the Company by certified check or cashier's check of the Exercise Price for such shares. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares. Common Stock as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 3(d), shall be delivered to the Holder promptly, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised shall be delivered to the Holder within such time.

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3.      ADJUSTMENTS

        a) The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants shall be subject to adjustment from time to time as follows:

                i) Adjustment Events. If the Company shall (a) pay a dividend with respect to its Common Stock in shares of capital stock or securities convertible into Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have been entitled to receive after the happening of such Adjustment Event, had the Warrants been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 3(a)(i) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event. An elimination of par value, a change in par value, or a change from par value to no par value shall not be an Adjustment Event.

                ii) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted pursuant to Section 3(a)(i), the Exercise Price for each share of Common Stock payable upon exercise of the Warrants shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                iii) De Minimis Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05. All calculations of the number of shares of Common Stock purchasable hereunder shall be made to the nearest full share.

        b) Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants and whenever the Exercise Price is

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                adjusted, as herein provided, the Company shall promptly notify the Holder in writing of such adjustment or adjustments and shall deliver to such Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of the Warrants and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

        c) Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of the Warrants. However, the Company may at any time in its sole discretion make any change in the form of this Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

        d) Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. The number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
                Section 3(d) be issuable on the exercise of the Warrants, the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction commuted to the nearest whole cent.

4.      RESERVATION AND AUTHORIZATION OF COMMON STOCK

        The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants, upon issuance and when fully paid for, will be duly and validly authorized, validly issued and outstanding, fully paid and nonassessable and free of all taxes, liens, charges, encumbrances and security interests other than those attaching by or through the Holder, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants, sufficient shares of Common Stock to provide for the exercise of the Warrants and
        (c) that, subject to Section 6, the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirement of any securities exchange upon which any capital stock of the Company may be listed.

5.      NO RIGHTS OF STOCKHOLDER

         The Holder shall not be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything

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        contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for herein) or receive dividends or subscription rights, until this Warrant Certificate shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided herein and shares of Common Stock hereunder shall have become issuable. The Holder shall not, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of the Warrants.

6.      RESTRICTIONS ON TRANSFER

        This Warrant Certificate, the Warrants and the underlying Common Stock issued on exercise of the Warrants, may not be sold, transferred or otherwise disposed of without (i) registration under the Securities Act of 1933, as amended, any applicable State securities laws, or (ii) an exemption therefrom for which the Company is provided an opinion of counsel to the Holder, reasonably satisfactory to the Company, to the effect that such transfer is not in violation of any of such securities laws.

7.      CLOSING OF BOOKS

        The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

8.      WARRANTS EXCHANGEABLE; LOSS, THEFT

        Subject to Section 6, this Warrant Certificate is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section 2, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant Certificate to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, or upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

9.      MERGERS, CONSOLIDATIONS

         In the case of any consolidation or merger of the Company with another corporation, the

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        sale of all or substantially all of its assets to another person, or any reorganization or reclassification of the capital stock of the Company (except a split-up or combination, provision for which is made in Section 3 hereof):

                        (a) As a condition of such consolidation, merger, sale,
                reorganization, or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities, or assets as may (by virtue of such consolidation, merger, sale, reorganization, or reclassification) be issued or payable with respect to, or in exchange for, a number of outstanding shares of the Company's Common Stock equal to the number of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale unless, prior to, or simultaneously with, the consummation thereof, the successor person or persons purchasing such assets or succeeding or resulting from such consolidation, merger, reorganization, or reclassification shall assume by written instrument, executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                        (b) In the event that the Company shall make any
                distribution of its assets upon, or with respect to, its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Nevada, the Holder shall, upon the exercise of this Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the Common Stock subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined in good faith by the Board of Directors) that would have been distributed to the Holder if the Holder had exercised this Warrant immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

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10.     EXPENSES

        The Company shall bear the cost of all underwriting discounts, selling commissions and stock transfer taxes applicable to the issuance of this Warrant and of the Common Stock underlying the Warrant.


Dated as of July 3, 1997             21ST CENTURY WIRELESS GROUP, INC.


                                     By: ______________________________________
                                     Its:______________________________________

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                         [FORM OF ELECTION TO PURCHASE]


                    (To be executed upon exercise of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ shares of Common Stock and herewith tenders in payment for such shares a certified check or cashiers check payable to the order of 21ST CENTURY WIRELESS GROUP, INC. in the amount of $______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________________whose address is _________________________________ whose and social security or other identifying number is ______________________, and that such certificate (or any payment in lieu thereof) be delivered to ______________________________ whose address is _______________________________.


Dated: _______________________________   _______________________________________

                                         (Signature must conform in all respects
                                         to name of Holder as specified on the
                                         face of the Warrant Certificate)